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                           [BINGHAM DANA LETTERHEAD]

                                                                       Exhibit 5
                                                                       ---------



                                December 19, 1997



Paging Network, Inc.
4965 Preston Park Boulevard
Suite 600
Plano, Texas  75093


Dear Sir or Madam:

        We have acted as counsel for Paging Network, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on December 19, 1997 (the "REGISTRATION STATEMENT").

        The Registration Statement effects the registration of 100,000 shares of the common stock, $.01 par value per share, of the Company (the "SHARES"), which are to be issued by the Company to John P. Frazee, Jr. upon exercise of employee stock options granted pursuant to the Paging Network, Inc. Nonstatutory Stock Option Agreement for John P. Frazee, Jr. (the "AGREEMENT").

        We have reviewed the corporate proceedings of the Company with respect to the authorization of the Agreement and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

        We further assume that all Shares issued pursuant to the Agreement will be issued in accordance with the terms of such Agreement.

        Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is



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Paging Network, Inc.
December 19, 1997
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limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options duly granted pursuant to the Agreement and against the payment of the purchase price therefor as provided in Agreement, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,


                                /s/ Bingham Dana LLP
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                                BINGHAM DANA LLP